Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Pharmos Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 16, 1998 appearing in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/PRICE WATERHOUSE COOPERS LLP
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PRICE WATERHOUSE COOPERS LLP
New York, New York
July 23, 1998